Exhibit 2.29

THIRD SUPPLEMENTAL INDENTURE

Dated as of

November 26, 2024

Between

ALIBABA GROUP HOLDING LIMITED

as Company

and

CITIBANK, N.A.

as Trustee

5.625% NOTES DUE 2054

THIRD SUPPLEMENTAL INDENTURE dated as of November 26, 2024 between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Citibank, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 26, 2024 (the “Base Indenture”), to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Third Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of US$500,000,000 aggregate principal amount of 5.625% Notes due 2054 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture pursuant to Section 13.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01.
Scope. The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
Section 1.02.
Definitions.
(a)
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.
(b)
As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Notes” has the meaning provided in Section 2.01(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 2.02, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Third Supplemental Indenture” means this instrument.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning provided in Section 2.01(c).

“Make-Whole Amount” means an amount determined by the Company on the fifth Business Day before the Redemption Date pursuant to Section 2.02 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes (exclusive of interest accrued to the Redemption Date), in each case discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Notes” has the meaning provided in the recitals hereof.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“Offering Memorandum” means the offering memorandum dated November 19, 2024, relating to the offering of the Notes.

“Reference Treasury Dealer” means an investment bank of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 2.02, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such Redemption Date.

“Registration Rights Agreement” has the meaning provided in Section 2.05.

“Registrar” means Citibank, N.A. or its successor as registrar under the Indenture.

“Treasury Yield” means, with respect to any Redemption Date pursuant to Section 2.02, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such Redemption Date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 1.03.
Rules of Construction. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)
The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
(b)
references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Third Supplemental Indenture, unless the context otherwise requires;
(c)
the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;
(d)
references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and
(e)
“or” is not exclusive.

ARTICLE II

THE NOTES

Section 2.01.
Terms of the Notes. The Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the Notes:
(a)
The Notes shall constitute a separate series of Securities under the Base Indenture having the title “5.625% Notes due 2054.”
(b)
The Notes shall be issued at a price of 99.712% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.
(c)
The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be US$500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture. All references to the “Notes” shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional Notes shall be unlimited.
(d)
The entire outstanding principal of the Notes shall be payable on November 26, 2054.
(e)
The rate at which the Notes shall bear interest shall be 5.625% per year. The date from which interest shall accrue on the Notes shall be November 26, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 26 and November 26 of each year, beginning May 26, 2025. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the May 11 and November 11 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)
The Notes shall be issuable in whole in the form of one or more definitive, fully registered Global Securities without interest coupons, and the Depository for such Global Securities shall be DTC. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be denominated in U.S. Dollars and, notwithstanding Section 3.02 of the Base Indenture, shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.
(g)
The Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.02.
(h)
The Notes will not have the benefit of any sinking fund.
(i)
Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.
(j)
The Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).
Section 2.02.
Optional Redemption.
(a)
The provisions of Article IV of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes.
(b)
The Company may, at any time prior to May 26, 2054, upon giving not less than 30 days’ nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), the Trustee and the Paying Agent, redeem the Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make-Whole Amount, plus, in each case, accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the aggregate principal amount of the Notes remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.
(c)
The Company may, at any time from and after May 26, 2054 upon giving not less than 30 days’ nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), the Trustee and the Paying Agent, redeem the Notes at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(d)
If the Redemption Date pursuant to this Section 2.02 is on or after the relevant Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, to the Redemption Date pursuant to this Section 2.02 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.
(e)
The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

(f)
At the written request of the Company, the Trustee shall give any notice of redemption under the Indenture in the name of the Company and at the expense of the Company, provided, that, the Company make such request to the Trustee at least three (3) Business Days prior to the date by which such notice of redemption must be given to the Holders in accordance with the terms of the Indenture.
Section 2.03.
NDRC Post-issuance Filings. The Company shall notify the Trustee in writing if the Company does not file or cause to be filed with the National Development and Reform Commission of the PRC (the “NDRC”) the requisite information or documents required to be filed with the NDRC in respect of the Notes within the relevant prescribed timeframe after the Closing Date in accordance with the Administrative Measures for the Review and Registration of Medium- and Long-Term Foreign Debt of Enterprises (企業中長期外債審核登記管理辦法(國家發展和改革委員會令第56號)) issued by the NDRC and effective from February 10, 2023, and/or any applicable implementation rules, reports, certificates, approvals or guidelines as may be issued by the NDRC from time to time (the “Post-Issuance Filings”). Such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete any of the Post-Issuance Filings.

The Trustee shall have no obligation or duty to monitor or ensure the Post-Issuance Filings on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Post-Issuance Filings and/or the relevant documents evidencing the Post-Issuance Filings or any translation thereof or to give notice to the Holders confirming the completion of the Post-Issuance Filings, and shall not be liable to Holders or any other person for not doing so.

Section 2.04.
Terms Specific to the Notes.
(a)
Section 13.02(a)(x) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 2.02 of the Third Supplemental Indenture or as described in Section 4.07 and Section 5.06 of the Base Indenture whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

Section 2.05.
Registration Rights Agreement. In addition to the rights set forth under the Indenture and this Third Supplemental Indenture, Holders of the Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 26, 2024, among the Company, and Citigroup Global Markets Inc., J.P. Morgan Securities plc, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch as representatives of the initial purchasers named therein (the “Registration Rights Agreement”), including the right to receive certain Special Interest upon the occurrence of certain events as set forth in the Registration Rights Agreement.
Section 2.06.
Registered Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Indenture, the Trustee will authenticate:
(a)
(i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company (B) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (C) they have acquired the Exchange Securities in the ordinary course of such Person’s business and (D) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities and (E) they are not prohibited by any law or policy from participating in the Exchange Offer; and (ii) Unrestricted Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company (B) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (C) they have acquired the Exchange Securities in the ordinary course of such Person’s business and (D) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities and (E) they are not prohibited by any law or policy from participating in the Exchange Offer.
(b)
Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company will execute and upon receipt of a Company Order, the Trustee will authenticate and deliver to the Persons designated to the Trustee in writing by the Holders of Certificated Securities so accepted Unrestricted Certificated Securities in the appropriate principal amount.
(c)
All Exchange Securities issued and authenticated in accordance with the above shall be part of the same series as any Outstanding Notes and shall vote and consent, together with any Outstanding Notes as one class, on all matters that require their vote or consent under the Indenture or this Third Supplemental Indenture, except in the case of any matter that affects only the Outstanding Notes or only the Exchange Securities.
(d)
Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated in Section 3.01 of the Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (A) such Depository (i) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depository is not appointed within 90 calendar days after the date of such notice from the depositary, or (B) there shall have occurred and be continuing a Default with respect to such Global Security and Holders have requested Certificated Notes.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01.
Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.
Section 3.02.
Severability. If any provision in this Third Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Third Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.
Section 3.03.
Conflicts with Base Indenture. In the event that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the express provisions of the Base Indenture, such provision of the Third Supplemental Indenture shall prevail.

Section 3.04.
Benefits of Indenture. Nothing in this Third Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Third Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Third Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, indemnities, powers, and duties of the Trustee in each of its capacities shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
Section 3.05.
Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 3.06.
Governing Law; Waiver of Trial by Jury. This Third Supplemental Indenture and the Notes shall be governed by, and construed in accordance with the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE OR THE NOTES.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED, as Issuer

By:	/s/ Toby Hong Xu
Name: Toby Hong Xu
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

CITIBANK, N.A., as Trustee

By:	/s/ Peter Lopez
Name: Peter Lopez
Title: Senior Trust Officer

EXHIBIT A

[FORM OF FACE OF SECURITY]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[if a Security that is offered and sold pursuant to Rule 144A under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) BY AN INITIAL INVESTOR (AS DEFINED BELOW) (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (RESALES DESCRIBED IN SUBCLAUSES (1) THROUGH (4) OF THIS CLAUSE (A), “SAFE HARBOR RESALES”), OR (B) BY A SUBSEQUENT INVESTOR, IN A SAFE HARBOR RESALE OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN IN A SAFE HARBOR RESALE, THE COMPANY OR THE TRUSTEE MAY REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM EVIDENCING COMPLIANCE WITH SUCH EXEMPTION), OR (C) PURSUANT TO A REGISTRATION

STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES. FOR ALL PURPOSES OF THIS SECURITY, THE TERM “INITIAL INVESTOR” MEANS ANY PERSON WHO, IN CONNECTION WITH THE INITIAL DISTRIBUTION OF THIS SECURITY, ACQUIRES SUCH SECURITY FROM THE ISSUER OR THE INITIAL PURCHASERS (AS SUCH TERM IS DEFINED IN THE INDENTURE) PARTICIPATING IN SUCH DISTRIBUTION OR ANY AFFILIATE OF ANY OF THE FOREGOING.

[If a Security offered and sold pursuant to Regulation S under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING, AS DEFINED IN THE PURCHASE AGREEMENT DATED NOVEMBER 19, 2024 (THE “DISTRIBUTION COMPLIANCE TERMINATION DATE”), EXCEPT, (A) TO ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”), (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

Alibaba Group Holding Limited

5.625% Notes due 2054

PRINCIPAL AMOUNT: US$
CUSIP:
ISIN:
No.:

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. DOLLARS (US$ ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on November 26, 2054, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 5.625% per annum.

Interest Payment Dates: May 26 and November 26 of each year, commencing on May 26, 2025.

Record Dates: May 11 and November 11.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

Date of authentication:	CITIBANK, N.A.,
as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

ALIBABA GROUP HOLDING LIMITED

5.625% Notes due 2054

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “5.625% Notes due 2054” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 26, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Citibank, N.A., as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Third Supplemental Indenture, dated as of November 26, 2024 (the “Third Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1.
Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 5.625% per annum and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be November 26, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for. The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 26 and November 26 of each year, beginning May 26, 2025. In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day. Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.
2.
Method of Payment. The Company shall pay interest and Special Interest, if any, on the Notes (except Defaulted Interest, if any), to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest and Special Interest, if any, on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Paying Agent, by wire transfer to an account designated by the Holder.
3.
Paying Agent and Registrar. Initially, Citibank, N.A. will act as Paying Agent, Transfer Agent and Registrar. The Company may change or appoint any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Company may act in any such capacity.
4.
Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “5.625% Notes due 2054,” initially limited to US$[•] in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Third Supplemental Indenture and the Registration Rights Agreement. Requests may be made to: Alibaba Group Holding

Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Company Secretary at legalnotice@list.alibaba-inc.com.
5.
Redemption and Repurchase. The Notes are subject to optional redemption, and are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
6.
Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed and unpurchased portion of any Note being redeemed or repurchased in part.
7.
Registration Rights Agreement. In addition to the rights set forth under the Indenture and this Third Supplemental Indenture, Holders of the Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 26, 2024, among the Company, and Citigroup Global Markets Inc., J.P. Morgan Securities plc, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch as representatives of the initial purchasers named therein (the “Registration Rights Agreement”), including the right to receive certain Special Interest upon the occurrence of certain events as set forth in the Registration Rights Agreement.
8.
Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.
9.
Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.
10.
Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
11.
No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
12.
Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
13.
Governing Law. The Base Indenture, the Third Supplemental Indenture and this Note shall be governed by, and construed in accordance with the laws of the State of New York.

14.
CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee, the Paying Agent, the Transfer Agent and the Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, check the box below:

Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

To: Citibank, N.A., as Trustee and as Registrar

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Distribution Compliance Termination Date, the undersigned confirms that such Note is being transferred:

☐
To Alibaba Group Holding Limited or a subsidiary thereof; or
☐
Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐
Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐
Outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended; or
☐
Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$ . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

* Insert in Global Notes.